As filed with the Securities and Exchange Commission on June 6, 2011
Registration Statement No. 333-160947
Registration Statement No. 333-119372
Registration Statement No. 333-119226
Registration Statement No. 333-76586
Registration Statement No. 333-88649
Registration Statement No. 333-58093
Registration Statement No. 333-50171
Registration Statement No. 333-50161
Registration Statement No. 333-26903
Registration Statement No. 333-26905
Registration Statement No. 333-04903
Registration Statement No. 333-04895
Registration Statement No. 333-98355
Registration Statement No. 333-54090

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-160947
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-119372
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-119226
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-76586
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-88649
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-58093
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-50171
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-50161
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-26903
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-26905
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-04903
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-04895
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-98355
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-54090
UNDER THE SECURITIES ACT OF 1933

AMERICA SERVICE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0332317
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
105 Westpark Drive, Suite 200
Brentwood, Tennessee, 37027
(615) 376-3100
(Address, including zip code, and telephone number,
including area code of registrant’s principal executive offices)

AMERICA SERVICE GROUP INC. 2009 EQUITY INCENTIVE PLAN
AMERICA SERVICE GROUP INC. AMENDED AND RESTATED 1999 INCENTIVE STOCK PLAN
AMERICA SERVICE GROUP INC. RICHARD D. WRIGHT INCENTIVE STOCK PLAN
AMERICA SERVICE GROUP INC. 1999 INCENTIVE STOCK PLAN
AMERICA SERVICE GROUP INC. AMENDED AND RESTATED INCENTIVE STOCK PLAN
AMERICA SERVICE GROUP INC. GERARD F. BOYLE INCENTIVE STOCK PLAN
AMERICA SERVICE GROUP INC. LAWRENCE H. POMEROY INCENTIVE STOCK PLAN
AMERICA SERVICE GROUP INC. EXECUTIVE STOCK OPTION PLAN
AMERICA SERVICE GROUP INC. AMENDED INCENTIVE STOCK PLAN, AS AMENDED
AMERICA SERVICE GROUP INC. INCENTIVE STOCK PLAN
AMERICA SERVICE GROUP INC. EMPLOYEE STOCK PURCHASE PLAN
480,000 SHARES AMERICA SERVICE GROUP INC. COMMON STOCK
1,457,751 SHARES AMERICA SERVICE GROUP INC. COMMON STOCK
(Full title of the plans)
J. Scott King
105 Westpark Drive, Suite 200
Brentwood, TN 37027
(Name and address of agent for service)
(615) 376-1323
(Telephone number, including area code, of agent for service)

Copies to:
Brian Richards, Esq.
Paul, Hastings, Janofsky & Walker LLP
191 N. Wacker Drive, 30th Floor
Chicago, IL 60606

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SECURITIES
     These Post-Effective Amendments relate to the following Registration Statements on Form S-8 and Form S-3 (collectively, the “Registration Statements”) of America Service Group Inc. (the “Registrant”):
1.	File No. 333-160947, pertaining to the registration of 500,000 of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), issuable under the Registrant’s 2009 Equity Incentive Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2009;

2.	File No. 333-119372, pertaining to the registration of 849,774 shares of Common Stock issuable under the Registrant’s Amended and Restated 1999 Incentive Stock Plan, which was filed with the SEC on September 29, 2004;

3.	File No. 333-119226, pertaining to the registration of 776,226 shares of Common Stock issuable under the Registrant’s Amended and Restated 1999 Incentive Stock Plan, which was filed with the SEC on September 23, 2004 and amended on September 29, 2004;

4.	File No. 333-76586, pertaining to the registration of 100,000 shares of Common Stock issuable under the Registrant’s Richard D. Wright Incentive Stock Plan, which was filed with the SEC on January 11, 2002;

5.	File No. 333-88649, pertaining to the registration of 786,000 shares of Common Stock issuable under the Registrant’s 1999 Incentive Stock Plan, which was filed with the SEC on October 8, 1999;

6.	File No. 333-58093, pertaining to the registration of 300,000 shares of Common Stock issuable under the Registrant’s Amended and Restated Incentive Stock Plan, which was filed with the SEC on June 30, 1998;

7.	File No. 333-50171, pertaining to the registration of 75,000 shares of Common Stock issuable under the Registrant’s Gerard F. Boyle Incentive Stock Plan, which was filed with the SEC on April 15, 1998;

8.	File No. 333-50161, pertaining to the registration of 60,000 shares of Common Stock issuable under the Registrant’s Lawrence H. Pomeroy Incentive Stock Plan, which was filed with the SEC April 15, 1998;

9.	File No. 333-26903, pertaining to the registration of 75,000 shares of Common Stock issuable under the Registrant’s Executive Stock Option Plan, which was filed with the SEC on May 9, 1997;

10.	File No. 333-26905, pertaining to the registration of 107,500 shares of Common Stock issuable under the Registrant’s Amended Incentive Stock Plan, as Amended, which was filed with the SEC on May 9, 1997;

11.	File No. 333-04903, pertaining to the registration of 275,000 shares of Common Stock issuable under the Registrant’s Incentive Stock Plan, which was filed with the SEC on May 31, 1996;

12.	File No. 333-04895, pertaining to the registration of 500,000 shares of Common Stock issuable under the Registrant’s Employee Stock Purchase Plan, which was filed with the SEC on May 31, 1996;

13.	File No. 333-98355, pertaining to the registration of 480,000 shares of Common Stock in connection with an offering by the Registrant, which was filed with the SEC on August 19, 2002 and amended on September 23, 2002 and October 18, 2002; and

14.	File No. 333-54090, pertaining to the registration of 1,457,751 shares of Common Stock and 135,000 shares of Common Stock Purchase Warrants in connection with an offering by the Registrant, which was filed with the SEC on January 22, 2001 and amended on January 29, 2001 and February 1, 2001.
     On June 3, 2011, pursuant to an Agreement and Plan of Merger, dated March 2, 2011 (the “Merger Agreement”), by and among the Registrant, Valitás Health Services, Inc., a Delaware corporation (“Valitás”), and Whiskey Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Valitás (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly-owned subsidiary of Valitás (the “Merger”).

     As a result of the Merger, the Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Registration Statements, if any.
     As no securities are being registered herein, the sole purpose being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing an amendment on Form S-8 and Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on June 6, 2011. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933.

AMERICA SERVICE GROUP INC.

By	/s/ J. Scott King J. Scott King
Secretary and Chief Legal Officer